Exhibit 99.1

Shuttle Pharmaceuticals Announces $3.5 Million Public Offering

GAITHERSBURG, Md., March 6, 2026 – Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma” or the “Company”), the owner of Molecule.ai, an artificial intelligence (“AI”) driven platform for molecular discovery and early-stage drug development, today announced that it has entered into a securities purchase agreement with investors for the issuance and sale of 2,238,800 shares of common stock and pre-funded warrants to purchase 4,761,200 shares of common stock, in a public offering, for aggregate gross proceeds of approximately $3,500,000, before deducting placement agent fees and other offering expenses. The offering is expected to close on or about March 9, 2026, subject to the satisfaction of customary closing conditions.

E.F. Hutton & Co. is acting as the exclusive placement agent for the offering. The Company intends to use up to $1.5 million of the net proceeds from this offering for future marketing efforts and the remainder for working capital and general corporate purposes.

The securities described above are being offered and sold by the Company in a public offering pursuant to a registration statement on Form S-1 (File No. 333-293363) that was originally filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2026, and became effective on February 17, 2026. The offering of the securities is being made only by means of a prospectus that forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. A final prospectus relating to, and describing the terms of, the public offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to the public offering, when available, may also be obtained by contacting E.F. Hutton & Co., at 745 Fifth Avenue, 34th Floor & PH, New York, NY 10151, by telephone at (212) 970-3700, or by email at info@efhutton.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Shuttle Pharmaceuticals

Shuttle Pharma (NASDAQ: SHPH) owns a pharmaceutical software AI driven platform for molecular discovery and early-stage drug development. By combining modern AI techniques with structured scientific workflows, the Molecule.ai platform helps researchers explore the chemical space more efficiently, evaluate molecular ideas with greater clarity and make more informed decisions during the earliest stages of drug development.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the completion of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks related to our ability to satisfy the closing conditions related to the offering, general economic and market risks, and factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharma disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.